                                                                  EXHIBIT (b)(2)



                 FIRST AMENDMENT AND MODIFICATION AGREEMENT



                 FIRST AMENDMENT AND MODIFICATION AGREEMENT dated as of March 19, 1998 (this "Amendment") by and among HADCO CORPORATION, a Massachusetts corporation (the "Borrower"); the direct and indirect subsidiaries of the Borrower listed on the signature pages hereto (collectively, the "Hadco Subsidiaries"); BANKBOSTON, N.A., AS AGENT (the "Agent"); and BANKBOSTON, N.A., individually and the other lending institutions (collectively, the "Banks") party to the Amended and Restated Revolving Credit Agreement dated as of December 8, 1997 (as amended and in effect from time to time, the "Agreement") among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Agreement shall have the respective meanings assigned to such terms in the Agreement.

                 WHEREAS, the Borrower and its newly formed, wholly owned Subsidiary Hadco Acquisition Corp. II ("Hadco Acquisition II") have offered, pursuant to an Offer To Purchase dated February 20, 1998 (the "Tender Offer") to purchase one hundred percent (100%) of the outstanding capital stock of Continental Circuits, Corp., a Delaware corporation ("Continental Circuits");

                 WHEREAS, following the completion of the Tender Offer, the Borrower intends to cause the merger of Hadco Acquisition II and Continental Circuits (the "Continental Merger"), with Continental Circuits (to be renamed Hadco Phoenix, Inc. ("Hadco Phoenix")) as the surviving entity;

                 WHEREAS, ss.9.5.2(b) of the Agreement sets forth certain requirements for the acquisition contemplated by the Tender Offer and the Continental Merger;

                 WHEREAS, in connection with the Tender Offer and the Continental Merger, the Borrower has requested that the Agent and the Banks amend certain provisions of the Agreement; and

                 WHEREAS, upon the terms and subject to the conditions contained herein, the Agent and the Banks are willing to amend such provisions of the Credit Agreement;

                 NOW, THEREFORE, in consideration of the mutual agreements contained in the Agreement, the other Loan Documents and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 ss.1. AMENDMENT OF ss.1.1 OF THE AGREEMENT. Section 1.1 of the Agreement is hereby amended by:

                          (a) deleting the definition of "Applicable Commitment
                 Fee Percentage" in its entirety and substituting in lieu thereof the following new definition:

                       "APPLICABLE COMMITMENT FEE PERCENTAGE. For any fiscal
                 quarter or portion thereof, three-eighths of one percent (0.375%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four consecutive fiscal quarters ending on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Commitment Fee Percentage shall, commencing with the date (the "Commitment Fee Adjustment Commencement Date") which is ten (10) days after the date on which the Borrower delivers to the Banks the financial statements referred to in ss.8.4(a) or (b) for such fiscal quarter or portion thereof, and ending with the date (the "Commitment Fee Adjustment Termination Date") which is nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in ss.8.4(a) or (b), be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA in the table below; PROVIDED, HOWEVER, that in connection with any Permitted Acquisition pursuant to ss.9.5.2(b), the next Commitment Fee Adjustment Termination Date shall be deemed to be one day prior to the Permitted Acquisition Funding Date for such Permitted Acquisition, and the next Commitment Fee Adjustment Commencement Date (with the Applicable Commitment Fee Percentage to be based upon the ratio contained in the Permitted Acquisition Ratio Compliance Certficate for such Permitted Acquisition) shall be deemed to be the Permitted Acquisition Funding Date for such Permitted Acquisition:

        Ratio of Consolidated Funded             Applicable Commitment

                 Debt to EBITDA                     Fee Percentage
                 --------------                     --------------

Greater than or equal to 2.5:1.0                       0.375%

Greater than or equal to 2.0:1.0                       0.275%
  but less than 2.5:1.0
Greater than or equal to 1.5:1.0                       0.225%
  but less than 2.0:1.0
Less than 1.5:1.0                                      0.200%


If any financial statements referred to above are not delivered within the time periods specified in ss.8.4(a) or, as the case may be, ss.8.4(b), then, until such financial statements are delivered, the Applicable Commitment Fee Percentage as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 0.375%. In addition, at all times while a Default or Event of Default shall have occurred and be continuing, the Applicable Commitment Fee Percentage shall, for the purposes of this definition, be deemed to be 0.375%."

                          (b) deleting the definition of "Applicable Eurodollar
                 Rate Margin" in its entirety and substituting in lieu thereof the following new definition:

                       "APPLICABLE EURODOLLAR RATE MARGIN. For any fiscal
                 quarter or portion thereof within any Interest Period with respect to any Eurodollar Rate Loan, one and three-eighths percent (1.375%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Consolidated Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four fiscal quarters ending on the last day of such fiscal quarter or portion thereof) meets the requirements set forth in the chart below, the Applicable Eurodollar Rate Margin shall, commencing with (but not before) the date (the "Eurodollar Rate Margin Adjustment Commencement Date") which is ten (10) days after the date on which the Borrower delivers to the Banks the financial statements referred to in ss.8.4(a) or (b) for such fiscal quarter or portion thereof and ending with the date (the "Eurodollar Rate Margin Adjustment Termination Date") which is nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in ss.8.4(a) or
                 (b), be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA in the table below; PROVIDED, HOWEVER, that in connection with any Permitted Acquisition pursuant to ss.9.5.2(b), the next Eurodollar Rate Margin Adjustment Termination Date shall be deemed to be one day prior to the Permitted Acqusition Funding Date for such Permitted Acquisition, and the next Eurodollar Rate Margin Adjustment Commencement Date (with the Applicable

                 Eurodollar Rate Margin to be based upon the ratio contained in the Permitted Acquisition Ratio Compliance Certficate for such Permitted Acquisition) shall be the Permitted Acquisition Funding Date for such Permitted Acquisition:

        Ratio of Consolidated Funded             Applicable Eurodollar

              Debt to EBITDA                           Rate Margin
              --------------                           -----------

Greater than or equal to 3.0:1.0                       1.375%
Greater than or equal to 2.5:1.0                       1.125%
  but less than 3.0:1.0
Greater than or equal to 2.0:1.0                       0.875%
  but less than 2.5:1.0
Greater than or equal to 1.5:1.0                       0.625%
  but less than 2.0:1.0
Less than 1.5:1.0                                      0.500%


If any financial statements referred to above are not delivered within the time periods specified in ss.8.4(a) or, as the case may be, ss.8.4(b), then, until such financial statements are delivered, the Applicable Eurodollar Rate Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 1.375%. In addition, at all times while a Default or Event of Default shall have occurred and be continuing, the Applicable Eurodollar Rate Margin shall, for the purposes of this definition, be deemed to be 1.375%."

                          (c) inserting the following new definitions in the
                 order required by alphabetical order:

                        "CCIR INTERNATIONAL.  CCIR International, Inc., a
                 Barbados corporation."

                        "CCIR OF CALIFORNIA.  CCIR of California, Corp., a
                 California corporation."

                        "CCIR OF TEXAS.  CCIR of Texas, Corp., a Texas
                 corporation."

                        "CONTINENTAL  CIRCUITS.  Continental  Circuits  Corp.,
                 a Delaware corporation, and the issuer of the Securities.

                        "CONTINENTAL  MERGER. As contemplated by the Continental
                 Merger Documents, the merger of Hadco Acquisition II with and into Continental Circuits, with Continental Circuits (to be renamed Hadco Phoenix, Inc.) as the surviving entity."

                        "CONTINENTAL MERGER DOCUMENTS. The Agreement and Plan of
                 Merger, dated February 16, 1998, among the Borrower, Hadco Acquisition II and Continental Circuits, together with all schedules, exhibits and annexes thereto, and all agreements and documents entered into or required to be entered into and delivered pursuant to such Agreement and Plan of Merger or in connection with the Continental Merger, including the Stockholders Agreement dated February 16, 1998 among the Borrower, Hadco Acquisition II and certain selling shareholders of Continental Circuits."

                        "FIRST AMENDMENT EFFECTIVE DATE. The "Effective Date",
                 as defined in the First Amendment and Modification Agreement dated as of March 19, 1998 among the Borrower, certain of its Subsidiaries, the Agent and the Banks."

                          (d) deleting the definition of "Guarantor" in its
                 entirety and substituting in lieu thereof the following new definition:

                        "GUARANTORS. (i) Hadco Santa Clara, Hadco Acquisition II
                 and, following the consummation of the Continental Merger, Hadco Phoenix, CCIR of Texas and CCIR of California; and (ii) any other direct or indirect Subsidiary of the Borrower (other than Hadco FSC, New Zycon, New Continental, Hadco Malaysia or CCIR International)."

                          (e) inserting the following new definition in the
                 place required by alphabetical order:

                        "HADCO ACQUISITION II. Hadco Acquisition Corp. II, a
                 Delaware corporation, wholly owned Subsidiary of the Borrower, and party to, but not the survivor of, the Continental Merger."

                        "HADCO PHOENIX. Hadco Phoenix, Inc., a Delaware
                 corporation, and the survivor of the Continental Merger."

                          (f) inserting into the definition of "Loan Documents",
                 immediately after the text "the Guaranties" and immediately before the text "the Agent's Side Letter", the text "the Stock Pledge Agreement".

                          (g) inserting the following new definitions in the
                 places required by alphabetical order:

                        "MAXIMUM GUARANTEED LOAN VALUE. "Maximum loan value" as
                 used and defined in Section 221.8 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. ss.221.8."

                        "NEW CONTINENTAL. Continental Circuits Corp., a Delaware
                 corporation and wholly owned Subsidiary of the Borrower, to be incorporated following the consummation of the Continental Merger."

                        "PERMITTED ACQUISITION FUNDING DATE. With respect to any
                 Permitted Acquisition pursuant to ss.9.5.2(b), the Drawdown Date for the initial or sole Loan, the proceeds of which are to be used to fund all or any portion of such Permitted Acquisition."

                        "PERMITTED ACQUISITION RATIO COMPLIANCE CERTIFICATE. For
                 any Permitted Acquisition pursuant to ss.9.5.2(b), the compliance certificate delivered pursuant to ss.9.5.2(b)(vi)(y), setting forth on a PRO FORMA basis, the ratio of Consolidated Funded Debt to EBITDA described in ss.9.5.2(b)(v), after giving effect to such Permitted Acquisition and assuming full funding of such Permitted Acquisition on the initial Drawdown Date of the sole or initial Loan, the proceeds of which are to be used to fund all or any portion of such Permitted Acquisition."

                        "SECURITIES. Shares of the outstanding common stock,
                 $.01 par value per share of Continental Circuits, to be purchased by Hadco Acquisition II pursuant to the Tender Offer."

                        "STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement
                 dated on or about March 19, 1998, made by Hadco Acquisition II in favor of the Agent and the Banks, pursuant to which Hadco Acquisition II will, until the consummation of the Continental Merger and the compliance by the Borrower and the other Transaction Parties with the requirements of ss.8.15.1, pledge to the Agent the Securities in order to secure its obligations under its Guaranty."

                        "TENDER OFFER. The offer to purchase the Securities
                 pursuant to the Tender Offer Documents".

                        "TENDER OFFER DOCUMENTS. The Offer to Purchase dated
                 February 20, 1998 from Hadco Acquisition II to the holders of the Securities, and all amendments and instruments required to be entered into or delivered by the Borrower pursuant to such Offer to Purchase in order to complete the purchase of the Securities contemplated by the Tender Offer."

                 ss.2. AMENDMENT OF SS.7.18 OF THE AGREEMENT. Section 7.18 of the Agreement is hereby amended by deleting the first three sentences thereof in their entirety and substituting in lieu thereof the following text:

                 "Hadco Santa Clara, New Zycon, Hadco FSC, Hadco Acquisition II (prior to the consummation of the Continental Merger) and Hadco Phoenix and New Continental (following the consummation of the Continental Merger), are the only direct Subsidiaries of the Borrower. The Borrower owns one hundred percent (100%) of the capital stock of each of Hadco Santa Clara, New Zycon and Hadco FSC; prior to the consummation of the Continental Merger, the Borrower owns one hundred percent (100%) of the capital stock of Hadco Acquisition II, and following the consummation of the Continental Merger, the Borrower will own one hundred percent (100%) of the capital stock of Hadco Phoenix and of New Continental. Hadco Malaysia is the only Subsidiary of Hadco Santa Clara, and Hadco Santa Clara owns one hundred percent (100%) of the capital stock of Hadco Malaysia. Following the consummation of the Continental Merger, CCIR of California, CCIR of Texas and CCIR International will be the only Subsidiaries of Hadco Phoenix, and Hadco Phoenix will own one hundred percent (100%) of each such Subsidiary. None of New Zycon, New Continental, Hadco FSC, or, following the consummation of the Continental Merger, CCIR of California, CCIR of Texas or CCIR International has any Subsidiaries."

                 ss.3. ADDITION OF NEW SS.8.15 TO THE AGREEMENT. The Agreement is hereby amended by inserting, immediately after ss.8.14 of the Agreement, and immediately before ss.9 of the Agreement, the following new ss.8.15:

                             "8.15. UNDERTAKINGS WITH RESPECT TO THE CONTINENTAL
                       MERGER.

                             8.15.1. CONFIRMATION OF GUARANTY; ADDITIONAL
                       GUARANTY. Immediately following the consummation of the Continental Merger, the Borrower shall cause Hadco Phoenix to execute and deliver to the Agent a confirmation, in form and substance satisfactory to the Agent, of the Guaranty to which Hadco Acquisition II is a party, ratifying and confirming as its own the obligations of Hadco Acquisition II under such Guaranty following the consummation of the Continental Merger and confirming that the amount of the obligations guaranteed thereunder (a) equals the aggregate amount of the Obligations, and (b) are no longer limited to the Maximum Guaranteed Loan Value. Immediately following the Continental Merger, the Borrower shall cause each of CCIR of

                       California and CCIR of Texas to execute and deliver to the Agent a separate Guaranty, each in the form of EXHIBIT E hereto, together with such evidence of corporate authorization, legal opinions (including local counsel opinions) and other documentation as the Agent may request. The Agent and the Banks agree that, so long as no other Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Stock Pledge Agreement will terminate upon the earliest to occur of (a)(i) the consummation of the Continental Merger, and (ii) the Borrower's and the other Transaction Parties' compliance with the other requirements of this ss.8.15.1, and (b) the date upon which the Securities no longer constitute Margin Stock."

                             8.15.2. CONSUMMATION OF CONTINENTAL MERGER. The
                       Borrower will take, and will cause the other Transaction Parties to take, all corporate and legal actions advisable or necessary to cause the Continental Merger to be approved and effected in accordance with the Continental Merger Documents and applicable law within sixty (60) days after the First Amendment Effective Date.

                             8.15.3. DELIVERY OF SECURITIES. In the event that
                       the Stock Pledge Agreement is then still in effect, the Borrower shall, within seven (7) days following the first Drawdown Date on which the Borrower receives Loans, the proceeds of which are used to fund the Borrower's and Hadco Acquisition II's obligations in respect of the Tender Offer, cause Hadco Acquisition II to deliver stock certificates representing each of the Securities purchased by Hadco Acquisition II in connection with the Tender Offer, together with blank stock powers, duly executed in blank, and to take such other actions as are necessary or desirable in the opinion of the Agent to protect and preserve its security interest in the Securities. Immediately following any subsequent purchase of Securities for so long as the Stock Pledge Agreement remains in effect, the Borrower shall cause Hadco Acquisition II to deliver to the Agent stock certificates representing such additional Securities, together with undated stock powers, duly executed in blank.

                             8.15.4. NOTIFICATION OF CLAIMS AGAINST SECURITIES.
                       For so long as the Stock Pledge Agreement is in effect, the Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Securities, or the Agent's rights with respect to the Securities, are subject.

                             8.15.5. TERMINATION OF UCC FINANCING STATEMENTS.
                       Within thirty (30) days following the First Amendment Effective Date, the Borrower shall, or shall cause the Transaction Parties to, cause the termination of the financing statements described in the table below:


                                                        Secured                    File             Date of        Jurisdiction
               Debtor                                    Party                    Number            Filing          of Filing
               ------                                   -------                   ------            -------        ------------

               PCA Design,                           Wells  Fargo  Bank,         9527660413         9/29/95         SOS, CA
               Incorporated                          National Association

               PCA Design, Inc.                      Bank of America             9713560561         5/12/97         SOS, CA


Within thirty (30) days following any request therefor by the Agent, the Borrower shall, or shall cause the Transaction Parties to, cause the termination of any additional financing statements against any of the Transaction Parties or related entities disclosed by any additional UCC searches initiated by the Borrower or the Agent. The Borrower agrees that the requirements of this ss.8.15.5 shall not be deemed to be waived by virtue of the fact that they are not completed on the First Amendment Effective Date.

       8.15.6. INDUSTRIAL DEVELOPMENT BONDS/BANK ONE, ARIZONA, NA. Within twenty-seven (27) days following the First Amendment Effective Date, the Borrower and/or one or more of the Transaction Parties shall (1) enter into a reimbursement agreement with Bank One, Arizona, NA ("Bank One"), with respect to reimbursement obligations of the Borrower or such Transaction Party under and with respect to two letters of credit, issued by Bank One on behalf of Continental Circuits and/or its Subsidiaries to secure obligations under the Industrial Revenue Bonds described on SCHEDULE 9.1(a) and with a maximum aggregate drawing amount of $7,086,301.61, with such reimbursement agreement to be satisfactory in form and substance to the Agent and the Majority Banks in their sole and absolute discretion, or (2)(a) give notice to the trustee(s) and the bondholders under the Industrial Development Bonds described on SCHEDULE 9.1(a) hereto that such bonds shall be absolutely, fully and finally defeased or paid within forty-five (45) days following the giving of such notice and (b) within forty-five (45) days following the giving of such notice, cause the absolute, full and final defeasance or payment of such bonds, together with the termination of all reimbursement obligations of the Borrower or any of the Transaction Parties under or with respect to the letters of credit described in clause (a) above and the release of any and all collateral securing such reimbursement obligations."

                 ss.4. AMENDMENT OF ss.9.1 OF THE AGREEMENT. Section 9.1 of the Agreement is hereby amended by:

                 (a) deleting subparagraph (h) thereof in its entirety and substituting in lieu thereof the following new subparagraph (h):

                     "(h) Indebtedness of the Borrower and the other Transaction
                 Parties (i) existing on the date hereof or on the First Amendment Effective Date and (ii) listed and described on
                 SCHEDULE 9.1 hereto;".

                 (b) deleting clause (iv) of subparagraph (i) in its entirety and substituting in lieu thereof the following new clause (iv): "(iv) New Zycon or New Continental to the Borrower in an aggregate amount, for each such company, not to exceed $50,000;".

                     ss.5. AMENDMENT OF ss.9.2 OF THE AGREEMENT. Section 9.2 of
                 the Agreement is hereby amended by deleting subparagraph (g) thereof in its entirety and substituting in lieu thereof the following new subparagraph (g):

                 "(g) liens (i) existing on the date hereof or on the First Amendment Effective Date and (ii) listed on SCHEDULE 9.2 hereto;".

                 ss.6. AMENDMENT OF ss.9.3 OF THE AGREEMENT. Section 9.3 of the Agreement is hereby amended by deleting clause (iii) of subparagraph (f) thereof in its entirety and substituting in lieu thereof the following new clause (iii):
"(iii) New Zycon or New Continental in an aggregate amount for each such company not to exceed $50,000;".

                 ss.7. AMENDMENT OF ss.9.5.2(b) OF THE AGREEMENT. Section 9.5.2(b) of the Agreement is hereby amended by inserting in clause (v) thereof, immediately after the text "after giving effect to such Permitted Acquisition" and immediately before the text", the ratio of Consolidated Funded Debt ...", the text "and assuming full funding of such Permitted Acquisition on the initial Drawdown Date of the sole or initial Loan, the proceeds of which are to be used to fund all or any portion of such Permitted Acquisition".

                 ss.8. AMENDMENT OF ss.9.10 OF THE AGREEMENT. Section 9.10 of the Agreement is hereby amended by:

                       (a) deleting the title thereof in its entirety and
                 substituting in lieu thereof the following new title:
                 "AGREEMENTS REGARDING HADCO FSC, NEW ZYCON, NEW CONTINENTAL AND CCIR INTERNATIONAL."

                       (b) inserting at the end thereof the following text:
                 "Neither the Borrower nor any of the other Transaction Parties shall permit CCIR International (a) to engage in any activities other than those directly related to its purpose as a foreign sales corporation pursuant to secs.921-927 of the Code or (b) at any time to own, hold or havE an interest in property or assets, whether tangible or intangible and including cash and cash equivalents, with a fair market value in excess of $1,000,000. Neither the Borrower nor any of the other Transaction Parties shall permit New Continental (x) to engage in any activities other than holding the name "Continental Circuits Corp." for the benefit of the Borrower and its Subsidiaries or (y) at any time to own, hold or have an interest in property or assets, whether tangible or intangible and including cash and cash equivalents, with a fair market value in excess of $50,000."

                 ss.9. AMENDMENT OF SS.10.4 OF THE AGREEMENT. Section 10.4 of the Agreement is hereby amended by deleting the text "(ii) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period" and substituting in lieu thereof the following text: "(ii) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period but excluding, for each period of four consecutive fiscal quarters ending on or before the end of the Borrower's third fiscal quarter, 1999, $30,000,000 of Capital Expenditures made or to be made with respect to Continental Circuits' inner layer facility located in Phoenix, Arizona and its quick turn facility located in Austin, Texas,".

                 ss.10. SUPPLEMENTATION OF SCHEDULES TO THE AGREEMENT. SCHEDULES 7.7, 7.17, 9.1 and 9.2 are hereby respectively supplemented by adding, effective upon the consummation of the Continental Merger, the attached SCHEDULES 7.7(a), 7.17(a), 9.1(a) and 9.2(a).

                 ss.11. LIMITED WAIVER. Subject to the satisfaction of each of the conditions set forth in ss.12 of this Amendment, each of the Agent and the Banks hereby waives the condition set forth in ss.9.5.2(b)(v) of the Agreement that the financial statements which the Borrower delivers for Continental as at the most recent quarter end be both audited and accompanied by an unqualified audited opinion letter. The waiver herein granted shall not extend to or affect any obligations not expressly herein waived and will not impair any right of the Agent or the Banks consequent thereon. The waiver herein granted is limited expressly to its terms, and nothing contained herein shall be deemed to imply any willingness of the Agent or the Banks to agree to, or otherwise prejudice any rights of the Agent and the Banks with respect to, any other or similar waiver which may be requested by the Borrower.

                 ss.12. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of March 20, 1998 (the "Effective Date"), upon the Agent's receipt of the following, each in form and substance satisfactory to the
Agent:

                       (a) facsimile copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of this Amendment, duly executed by each of the Company, the Hadco Subsidiaries, the Agent and the Banks;

                       (b) copies of the annual financial statements of Continental Circuits and its Subsidiaries for each of the preceding three fiscal years of Continental Circuits, each showing a positive net income prior to adjustments;

                       (c) evidence of calculations, duly certified by the principal financial or accounting officer of the Borrower, showing that, after giving effect to the consummation of the Continental Merger and assuming the full funding of such Permitted Acquisition on the initial Drawdown Date of the sole or initial Loan, the proceeds of which are to be used to fund all or any portion of such Permitted Acquisition, the ratio of Consolidated Funded Debt as at the most recent fiscal quarter end of the Borrower to EBITDA for the four consecutive fiscal quarters of the Borrower ending with such quarter end (as shown on a PRO FORMA basis based upon (i) the most recently delivered financial statements of the Borrower and its Subsidiaries delivered in accordance with ss.8.4 of the Agreement and (ii) financial statements for Continental Circuits and its Subsidiaries as at the most recent fiscal quarter end of the Borrower do not exceed 3.0:1.0;

                       (d) a compliance certificate in the form of EXHIBIT C to the Agreement, duly certified by the principal financial or accounting officer of the Borrower, indicating the Borrower's compliance with the financial covenants contained in ss.10 of the Agreement (as amended hereby) immediately prior to and, on a PRO FORMA basis, immediately following the consummation of the Continental Merger.

                       (e) duly executed originals of the Guaranty of Hadco Acquisition II in substantially the form attached hereto as EXHIBIT X and of the Stock Pledge Agreement in substantially the form of EXHIBIT Y hereto, pursuant to which the Borrower pledges to the Agent, for the benefit of the Agent and the Banks, all of the capital stock of Hadco Acquisition II to secure the Obligations;

                       (f) a duly executed secretary's certificate of the secretary or assistant secretary of Hadco Acquisition II certifying (and where applicable, attaching copies of) Hadco Acquisitions II's (i) certificate of incorporation; (ii) by-laws; (iii) resolutions of the Board of Directors authorizing the Guaranty and Stock Pledge Agreement referred to in clause (e) above; and (iv) the incumbency of its officers;

                       (g) good standing certificates for Hadco Acquisition II, issued by the Secretary of State of its jurisdiction of incorporation and of each jurisdiction in which it has qualified to do business;

                       (h) favorable legal opinions from counsel to Hadco Acquisition II in substantially the form of EXHIBITS Z-1 and Z-2 hereto, addressed to each of the Agent and the Banks;

                       (i) evidence satisfactory to the Agent, of (i) the payment in full of all outstanding Indebtedness of Continental Circuits and/or its Subsidiaries (other than Indebtedness described on SCHEDULE 9.1(a) hereto) and the termination of all commitments to lend with respect thereto, and (ii) the release of all liens securing such Indebtedness (other than Indebtedness described on SCHEDULE 9.1(a) hereto) pursuant to UCC-3 termination statements or other appropriate release or termination documents;

                       (j) UCC search results against each of Continental Circuits and its Subsidiaries, as debtors, from jurisdictions satisfactory to the Agent as disclosed by the certification of each such company as to the location of its chief executive office, other locations and certain other information requested by the Agent;

                       (k) certification from a duly authorized officer of the Borrower that the Borrower or Hadco Acquisition II has received proper tenders of securities representing at least a majority of the issued and outstanding capital stock of Continental Circuits (the "Securities") and as to which Securities all (if any) rights of withdrawal of the trading shareholders under
Section 14(d)(5) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder with respect to such Securities shall have expired upon the purchase thereof;

                       (l) certification from a duly authorized officer of the Borrower that all of the conditions to the purchase of the Securities pursuant to the Merger Agreement dated February 16, 1998 shall have been satisfied, and none of such conditions shall have been amended, supplemented or waived except with the consent of the Agent and the Majority Banks;

                       (m) copies of each of the Continental Merger Documents and the Tender Offer Documents (as each such term is defined in the Credit Agreement, as amended hereby), together with the certification of a duly authorized officer of the Borrower that such copies are true, correct and complete and have not been amended, modified, rescinded, evoked or supplemented; and

                       (n) Forms U-1 (as specified by Regulation U of the Federal Reserve Board of Governors) for the Agent and each Bank, duly executed by the Borrower and Hadco Acquisition II.

                 ss.13. REPRESENTATIONS AND WARRANTIES; NO DEFAULT; AUTHORIZATION. Each of the Company and the Hadco Subsidiaries hereby represents and warrants to each of the Agent and the Banks as follows:

                       (a) Each of the representations and warranties of the
                 Company and the Hadco Subsidiaries contained in the Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Agreement, the other Loan Documents or this Amendment was true as of the date as of which it was made, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment or would, following the effectiveness of this Amendment, occur after giving effect to the Continental Merger; and

                       (b) This Amendment has been duly authorized, executed and
                 delivered by the Company and each of the Hadco Subsidiaries, and shall be in full force and effect upon the satisfaction of the conditions set forth in ss.12 hereof, and the agreements of the Company and each of the Hadco Subsidiaries contained herein, in the Agreement as herein amended, or in the other Loan Documents respectively, constitute the legal, valid and binding obligations of the Company and each of the Hadco Subsidiaries party hereto or thereto, enforceable against the Company or such Hadco Subsidiary, in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                       (c) Upon the consummation of the Tender Offer, Hadco
                 Acquisition II will be the owner of all Securities which have been tendered by the current owners thereof, free from any lien, security interest, encumbrance and any other claim or demand;

                       (d) Each of the representations and warranties made by
                 the Borrower and Hadco Acquisition II and, to the best of the Borrower's knowledge, Continental Circuits and its Subsidiaries in any of the Continental Merger Documents or the Tender Offer Documents is true and correct in all material respects. Without limiting the foregoing, all Indebtedness of Continental Circuits and its Subsidiaries owing to Wells Fargo Bank, National Association, Bank of America and/or any of their respective Affiliates has been repaid in full, and any and all commitments to lend by any such lenders have been terminated.

                 ss.14. RATIFICATION, ETC. Except as expressly amended hereby, the Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Agreement or such other Loan Documents or in any related agreement or instrument to the Agreement or such other Loan Documents shall hereafter refer to such agreements as amended hereby, pursuant to the provisions of the Agreement.

                 ss.15. NO IMPLIED WAIVER, ETC. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, any other obligations of the Company or any of the Hadco Subsidiaries or any right of the Agent or the Banks consequent thereon. The waivers and consents provided herein are limited strictly to their terms. Neither the Agent nor any of the Banks shall have any obligation to issue any further waiver or consent with respect to the subject matter hereof or any other matter.

                 ss.16. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                 ss.17. GOVERNING LAW. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF

MASSACHUSETTS (WITHOUT REFERENCE TO CHOICE OR CONFLICTS OF LAWS).

                              SIGNATURE PAGE TO THE
                   FIRST AMENDMENT AND MODIFICATION AGREEMENT



                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


                                               HADCO CORPORATION



                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                BANKBOSTON, N.A., individually
                                                and as Agent



                                               By: _____________________________
                                                   Name:
                                                   Title:  Vice President


                                               ABN AMRO BANK N.V.



By:_________________________                   By:______________________________
   Name:                                          Name:
   Title:                                         Title:

                                               THE BANK OF TOKYO -
                                               MITSUBISHI TRUST COMPANY



                                               By: _____________________________
                                                   Name:
                                                   Title:

                              SIGNATURE PAGE TO THE
                   FIRST AMENDMENT AND MODIFICATION AGREEMENT



                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             KEYBANK NATIONAL ASSOCIATION.



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS
                                             ASSOCIATION



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             THE BANK OF NOVA SCOTIA



                                             By: _______________________________
                                                 Name:
                                                 Title:

                              SIGNATURE PAGE TO THE
                   FIRST AMENDMENT AND MODIFICATION AGREEMENT


                                             THE FUJI BANK, LIMITED



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             SUNTRUST BANK, ATLANTA



By:____________________________              By:________________________________
   Name:                                        Name:
   Title:                                       Title:


                                             THE INDUSTRIAL BANK OF
                                             JAPAN, LIMITED



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CORESTATES BANK, N.A.



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             STATE STREET BANK AND TRUST COMPANY



                                             By: _______________________________
                                                 Name:
                                                 Title:

                              SIGNATURE PAGE TO THE
                   FIRST AMENDMENT AND MODIFICATION AGREEMENT


                                          MELLON BANK, N.A.



                                          By: __________________________________
                                              Name:
                                              Title:

                                          THE SANWA BANK, LIMITED



                                          By:___________________________________
                                             Name:
                                             Title:

                                          THE SUMITOMO BANK, LIMITED



                                          By: __________________________________
                                              Name:
                                              Title:

                              SIGNATURE PAGE TO THE
                   FIRST AMENDMENT AND MODIFICATION AGREEMENT

The undersigned hereby acknowledges the foregoing Amendment as of the Effective Date and agrees that its obligations under the Guaranty will extend to the Agreement, as so amended, and the other Loan Documents, as so amended.




                                          HADCO SANTA CLARA, INC.



                                          By:___________________________________
                                             Title:


                                          HADCO ACQUISITION CORP. II


                                          By:___________________________________
                                             Title: